UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2017

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement.

On February 28, 2018, Emmaus Life Sciences, Inc. (the “Company”) made a full prepayment of a 12.5% Senior Secured Convertible Note in the original principal amount of $13,000,000 (the “Initial Note”) evidencing a loan (the “Loan”) that the Company had obtained from GPB Debt Holdings II, LLC (“GPB”) pursuant to a Securities Purchase Agreement dated as of December 29, 2017 (the “Purchase Agreement”). Capitalized terms not defined herein have the definitions given to them in the Purchase Agreement. Upon such prepayment, the Purchase Agreement and the Company’s obligations under the Transaction Documents entered into pursuant to the Purchase Agreement were terminated, except for a warrant for 240,764 shares of common stock of the Company at an exercise price of $10.80 per share (the “Initial Warrant”) and a Registration Rights Agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission relating to the shares to be issued under the Initial Warrant.

The Company paid an aggregate amount of $13,409,348 in prepayment of the Loan, which included a success fee of $260,448.

The above summary of the payoff of the Loan with GPB is qualified in its entirety the Payoff Letter that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, as well as the Purchase Agreement, the Initial Note, the Initial Warrant and the Registration Rights Agreement that were previously filed as exhibits to the Company’s Current Report on Form 8-K filed on January 5, 2018 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1	Payoff Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: March 6, 2018

	By:	/s/ WILLIS C. LEE
	Name:	Willis C. Lee
	Title:	Chief Operating Officer

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